Exhibit 10.27

ISLE OF CAPRI CASINOS, INC.

AMENDED AND RESTATED 2009 LONG TERM STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Participant:

Option grant date (“Grant Date”):

Exercise Price:

Number of shares subject to this Option:

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Award Agreement”), dated as of the Grant Date specified above, by and between Isle of Capri Casinos, Inc. (the “Company”) and the Participant, is entered into pursuant to the Isle of Capri Casinos, Inc. Amended and Restated 2009 Long Term Stock Incentive Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”).  This Award Agreement is subject to the terms and conditions of the Plan.

1.             Defined Terms.  All capitalized terms not otherwise defined in the text of this Award Agreement have the meanings attributed to them in the Plan.  Certain other terms are defined in Section 8.

2.             Grant of Options.  Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant a non-qualified stock option (the “Option”) to purchase from the Company the number of shares of Stock set forth above (such shares of Stock are referred to as the “Option Shares”) at the Exercise Price per share set forth above.

3.             Vesting.

(a)           General Rules.  Subject to the terms and conditions of this Award Agreement, the Option shall become vested and exercisable with respect to the number of  Option Shares subject to the Award on the “Vesting Date” determined in accordance with the following schedule provided that the Participant’s Termination Date (as defined below) has not occurred as of the applicable Vesting Date:

Vesting Date	Vesting Percentage
1st anniversary of Grant Date	20%
2nd anniversary of Grant Date	20%
3rd anniversary of Grant Date	20%
4th anniversary of Grant Date	20%
5th anniversary of Grant Date	20%

Except as otherwise provided by the Committee or this Award Agreement, any portion of the Option that is not vested and exercisable as of the Participant’s Termination Date shall be immediately forfeited and the Participant shall have no further rights with respect thereto.

(b)           Accelerated Vesting and Exercisability in Certain Circumstances.  Notwithstanding the provisions of paragraph (a), in the event the Participant’s Termination Date occurs prior to a Vesting Date on account of:

(i)            the Participant’s (A) Disability or (B) death, then the Option shall become vested and exercisable with respect to all Option Shares subject thereto with respect to which a Vesting Date has not yet occurred as of the Termination Date and the Termination Date shall be treated as the Vesting Date with respect to such Option Shares; or

(ii)           the Participant’s Retirement, then the Option shall become vested with respect to all Option Shares subject thereto with respect to which a Vesting Date has not yet occurred as of the Termination Date subject to the Participant’s continued compliance with any restrictive covenants contained in an agreement between the Participant and the Company or any of its Affiliates (“Restrictive Covenants”) and shall become exercisable on the Vesting Date determined under paragraph 3(a) as if the Participant’s Termination Date not occurred.

(c)           Change in Control.  The treatment of the Award in the event of a Change in Control shall be governed by the terms of the Plan.

(d)           Limits on Exercise.  The Participant may only exercise the Option with respect to Option Shares to the extent the Option is vested with respect to such Option Shares.  In no event shall any portion of the Option be exercisable after the Expiration Date.  Notwithstanding any other provision of this Award Agreement, no portion of the Option shall be exercisable after the Participant’s Termination Date except to the extent that it is exercisable as of the Participant’s Termination Date.

4.             Option Exercise.  Subject to this Award Agreement and the Plan, on and after a Vesting Date, the Option may be exercised in whole or in part with respect to the number of Option Shares which have become vested pursuant to Section 3 above by filing a written notice with the Committee in accordance with rules and procedures established by the Committee; provided, however, that in no event will the Option (or any portion thereof) be exercisable after the Expiration Date of the Option.  Any such notice shall specify the number of Option Shares which the Participant elects to purchase and shall be accompanied by payment of the Exercise Price for such Option Shares indicated by the Participant’s election (except as otherwise provided by the Committee in connection with a broker-assisted cashless exercise program).  Subject to applicable law, the Exercise Price shall be payable (a) in cash or cash equivalents, (b) by tendering, by either actual delivery or by attestation, shares of Stock acceptable to the

Committee, and valued at Fair Market Value as of the day of exercise (including shares otherwise distributable pursuant to the exercise of the Option), or (c) in any combination of (a) and (b), as determined by the Committee.  Subject to applicable law and procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise (a “broker-assisted exercise”).

5.             Withholding.  The Company may require as a condition precedent to the issuance or transfer of any Option Shares that the Participant make such arrangements to the satisfaction of the Committee for the satisfaction of any federal, state or local withholding tax obligations that may arise including requiring the Participant to remit cash to the Company in an amount equal to such withholding.  If the amount so requested is not remitted, the Company may refuse to issue or permit the transfer of the Option Shares.  At the election of the Participant and subject to such rules and limitations as may be established by the Committee from time to time, withholding obligations may be satisfied through (a) a cash payment by the Participant, (b) the surrender of Stock which the Participant already owns, or (c) the surrender of Stock to which the Participant is otherwise entitled pursuant to this Award Agreement; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is otherwise entitled pursuant to this Award Agreement may only be used to satisfy the minimum tax withholding required by applicable law.  As described in Section 4, if the Committee permits the exercise of an Option through a broker-assisted exercise and the Participant elects to exercise the Option through a broker-assisted exercise, any tax withholding resulting from the exercise shall be remitted to the Company through operation of the broker-assisted exercise.

6.             Certificates; Cash in Lieu of Fractional Shares.  To the extent that the Plan or this Award Agreement provides for issuance of certificates in connection with the exercise of the Option, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange or similar entity.  In lieu of issuing a fraction of a share of Stock pursuant to the Plan or this Award Agreement, the Company may pay to the Participant an amount equal to the Fair Market Value of such fractional share.

7.             Miscellaneous.

(a)           Administration.  The authority to administer and interpret the Award Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the Award Agreement as it has with respect to the Plan.  Any interpretation of the Award Agreement by the Committee and any decision made by it with respect to the Award Agreement is final and binding on all persons.

(b)           Nontransferability.  This Award Agreement, the Participant’s rights hereunder, and the Option and Option Shares are not transferable by the Participant, except as provided in the Plan.

(c)           Securities Law Requirements.  Notwithstanding any other provision of this Award Agreement, the Company shall have no liability to make any distribution of Stock under this Award Agreement unless such delivery or distribution would comply with all applicable laws.  In particular, no shares will be delivered to a Participant unless, at the time of delivery, the shares qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.

(d)           Notices.  Any written notices provided for in this Award Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office. A party may change its notice information set forth above by giving the other party proper notice of the change, but a change to such notice information is only effective when it is actually received.

(e)           Lock-Up Period. The Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Participant shall not sell or otherwise transfer any Stock or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

(f)            Successors and Assigns.  This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Award Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Award Agreement and the Plan.

(g)           Severability.  The terms or conditions of this Award Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

(h)           No Rights to Continued Service; No Rights as Stockholder.  The grant of the Option does not constitute a contract of employment or continued service, and the grant of the Option shall not give the Participant the right to be retained in the employ or service of the Company or any of its Affiliates, nor any right or claim to any benefit under the Plan or the Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and the Award Agreement.  The Participant and the Participant’s beneficiary shall not have any rights with respect to Stock (including voting rights) issuable upon exercise of the Option prior to the date on which the shares of Stock are registered in the name of the Participant.

(i)            Adjustments to Shares.  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the Award to preserve the benefits or potential benefits thereof by adjusting the number and kind of shares subject to the Award and the Exercise Price of the Award.   Nothing herein is intended to limit the Committee’s discretion to make adjustments pursuant to the terms of Section 4.3 of the Plan (or any successor thereto).

(j)            Governing Law.  The grant of the Option and the provisions of this Award Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan.  For purposes of litigating any dispute that arises under this grant or this Award Agreement the parties hereby submit to and consent to the exclusive jurisdiction of the State of Missouri and agree that such litigation shall be conducted in the courts of St. Louis County, Missouri, or the federal courts for the Eastern District of Missouri, where this grant is made and/or to be performed.

(k)           Amendment.  This Award Agreement may be amended in accordance with the terms of the Plan and may otherwise be amended by written agreement of the Participant and the Company, without the consent of any other person.

(l)            Entire Agreement.  The Plan and this Award Agreement constitute all of the terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, including but not limited the Employment Agreement.  By accepting this Award, the Participant specifically agrees to the foregoing and agrees that, to the extent that any term or provision of this Award Agreement is inconsistent with the Employment Agreement, the terms of this Award Agreement constitute an amendment of the Employment Agreement.

8.             Defined Terms.  The following capitalized terms used herein shall have the following meanings:

(a)           “Cause” shall have the meaning set forth in the Plan, without regard to when the Participant’s Termination Date occurs.

(b)           “Designated Beneficiary” means the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant under this Award Agreement shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Award Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Award Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

(c)           “Disability” means a medically-determinable physical or mental impairment that can be expected to result in the Participant’s death or to last for a continuous period of at least twelve months, and, as a result thereof, the Participant (A) is unable to engage in any substantial gainful employment, or (B) has been receiving benefits under the Company’s separate long-term disability plan for a period of at least three months.  The Committee shall certify whether the Participant has a Disability.

(d)           “Employment Agreement” means, if applicable as of any date, the employment agreement between the Participant and the Company or any of its Affiliates, as then in effect.

(e)           “Expiration Date” means the earliest to occur of the following:

(i)            the seven-year anniversary of the Grant Date;

(ii)           if the Participant’s Termination Date occurs by reason of death, Disability, or Retirement, the one (1) year anniversary of the Termination Date;

(iii)          if the Participant’s Termination Date occurs for any reason other than death, Disability, Cause, or Retirement (including a termination by the Company without Cause or the Participant’s voluntary resignation), the three (3)-month anniversary of the Termination Date;

(iv)          if the Participant’s Termination Date occurs for Cause, the Termination Date; or

(v)           the date on which the Participant breaches any confidentiality covenant or any other restrictive covenant set forth in the Participant’s employment agreement with the Company or one of its Affiliates.

(f)            “Retirement” means termination of the Participant’s employment with the Company and its Affiliates (other than for Cause) more than nine months after the Grant Date and provided that, upon the Termination Date, the Participant has (i) attained at least age 65 and (ii) completed at least ten years of service with the Company and its Affiliates.

(g)           “Termination Date” means the date on which the Participant’s employment with the Company and all of its Affiliates terminates for any reason.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option Agreement to be executed as of the Grant Date.

PARTICIPANT	ISLE OF CAPRI CASINOS, INC.

By:
Name:	Name:
Its: